Exhibit 99.2 NOTICE OF PARTIAL REDEMPTION TO THE HOLDERS OF THE 5.534% First Mortgage Bonds, Series 2006 due 2035 of Oglethorpe Power Corporation (CUSIP No. 67704L AA9)* Redemption Amount: $47,800,000 Redemption Date: June 29, 2026 Notice is hereby given to the registered holders of the above-captioned bonds (the “Series 2006 Bonds”) of Oglethorpe Power Corporation (An Electric Membership Corporation) (the “Company”) that pursuant to Section 14.4 of the Indenture dated as of March 1, 1997 (the “Base Indenture”), between the Company, and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee), and Section 2.3 of the Thirty-Fifth Supplemental Indenture dated as of October 1, 2006 (the “Thirty-Fifth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), that the Company is electing to exercise its option to effect a partial redemption of the Series 2006 Bonds. Of the $300,000,000 Series 2006 Bonds outstanding on the date of this notice, the Company will redeem an aggregate principal amount of $47,800,000 of the Series 2006 Bonds (the “Redeemed Bonds”) on June 29, 2026 (the “Redemption Date”). The redemption price for the Redeemed Bonds will be equal to the greater of (a) 100% of the principal amount of the Redeemed Bonds plus interest accrued through the Redemption Date but not yet due and payable, and (b) the sum of the present values of the remaining principal and interest payments on the Redeemed Bonds, discounted on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at a rate equal to the sum of (1) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of the U.S. Treasury security having a life equal to the remaining average life of the maturity of the Redeemed Bonds and trading in the secondary market at the price closest to par, and (2) 12.5 basis points, plus in each case interest due and payable but unpaid on the Redeemed Bonds (the “Redemption Price”). On the Redemption Date, the Redemption Price will become due and payable to the Holders of the Redeemed Bonds. Interest on the $47,800,000 in principal amount of the Redeemed Bonds will cease to accrue on and after the Redemption Date. As of the date of this notice, the Company has not deposited sufficient funds with the Trustee to pay the full Redemption Price. If the Company fails to deposit such funds by 2:00 p.m. New York City Time on the Redemption Date, all Series 2006 Bonds will remain Outstanding as though no redemption notice had been given. The Redeemed Bonds held in book-entry form will be redeemed and the Redemption Price will be paid in accordance with the applicable procedures of The Depository Trust Company. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

Questions relating to this notice of redemption should be directed to U.S. Bank Trust Company, National Association as Trustee via telephone at 1-800-934-6802. Payment of the Redemption Price to the Holders will be made upon presentation and surrender of the Redeemed Bonds in the following manner: If by Mail, Hand or Overnight Mail: U.S. Bank Trust Company, National Association Global Corporate Trust 111 Fillmore Avenue E. St. Paul, MN 55107 Dated: May 26, 2026 By: U.S. Bank Trust Company, National Association, as Trustee IMPORTANT NOTICE Under federal law, the Trustee may be required to withhold taxes at the applicable rate from the payment if an IRS Form W-9 or an appropriate Form W-8 is not provided. Please visit www.irs.gov for additional information on the tax forms and instructions. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption. *The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the Holders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Series 2006 Bonds or as indicated in this Notice of Partial Redemption.